Execution Version

FOURTH AMENDMENT TO MASTER AMENDED AND RESTATED

SECURITIES LENDING AUTHORIZATION AGREEMENT

Among

SSGA FUNDS, STATE STREET INSTITUTIONAL INVESTMENT TRUST, and STATE

STREET MASTER FUNDS

EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES

AS LISTED ON SCHEDULE B OF THE AGREEMENT,

SEVERALLY AND NOT JOINTLY,

And

STATE STREET BANK AND TRUST COMPANY

This Fourth Amendment (this “Amendment”) dated April 3, 2025, is among SSGA FUNDS, STATE STREET INSTITUTIONAL INVESTMENT TRUST, and STATE STREET MASTER FUNDS, each an open-end management investment company, organized as a Massachusetts business trust, on behalf of each of its respective series as listed on Schedule B of the Agreement (defined below), severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (the “Trust”) and STATE STREET BANK AND TRUST COMPANY (“State Street”). The Trust, acting on behalf of each of its series, a “Fund” and collectively, the “Funds”.

Reference is made to the Master Amended and Restated Securities Lending Authorization Agreement dated as of January 6, 2017, between the Funds and State Street, as amended and in effect immediately prior to the date of this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street both desire to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. Schedule B (Funds) to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule B attached to this Amendment.

3. Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Amendment will at all times comply with all applicable laws and regulations.

4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the governing law of the Agreement.

6. Effective Date. This Amendment shall be effective as of the date first written above.

[Remainder of the Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

SSGA FUNDS,
on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: President

STATE STREET INSTITUTIONAL INVESTMENT TRUST, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: President

STATE STREET MASTER FUNDS, on behalf of each of its respective series as listed on Schedule B, severally and not jointly

By:	/s/ Ann M. Carpenter
Name: Ann M. Carpenter
Title: President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Kim
Name: David Kim
Title: Managing Director

Execution Version

Schedule B

This Schedule is attached to and made part of the Master Amended and Restated Securities Lending Authorization Agreement, dated the 6th day of January, 2017 among SSGA FUNDS, STATE STREET INSTITUTIONAL INVESTMENT TRUST, and STATE STREET MASTER FUNDS, EACH ON BEHALF OF EACH OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the “Funds”), and STATE STREET BANK AND TRUST COMPANY acting either directly or through the State Street Affiliates (collectively, “State Street”).

Portfolio Name	Taxpayer Identification Number	Fund Code	Tax Year-End
SSGA Funds
SSGA S&P 500 Index Fund	91-1577830	2D05	8/31
State Street Disciplined Emerging Markets Equity Fund	91-1627434	2D09	8/31
SSGA International Stock Selection Fund	91-1672181	2D18	8/31
State Street Institutional Investment Trust
State Street Equity 500 Index II Portfolio	46-5692696	K1B1	12/31
State Street Equity 500 Index Fund	04-3526811	DVKS	12/31
State Street Global Equity ex-U.S. Index Portfolio	46-5658677	K1B2	12/31
State Street Global Equity ex-U.S. Index Fund	47-1194530	K1X1	12/31
State Street Aggregate Bond Index Portfolio	36-4787514	K1B3	12/31
State Street Aggregate Bond Index Fund	47-1236263	K1Z1	12/31
State Street Target Retirement 2020 Fund	46-5741847	K1C1	12/31
State Street Target Retirement 2025 Fund	46-5762161	K1C2	12/31
State Street Target Retirement 2030 Fund	47-0967468	K1C3	12/31
State Street Target Retirement 2035 Fund	47-0979972	K1C4	12/31
State Street Target Retirement 2040 Fund	47-0992196	K1C5	12/31
State Street Target Retirement 2045 Fund	47-1007658	K1C6	12/31
State Street Target Retirement 2050 Fund	47-1040943	KlC7	12/31
State Street Target Retirement 2055 Fund	47-1047870	KlC8	12/31
State Street Target Retirement 2060 Fund	47-1058479	K1C9	12/31
State Street Target Retirement 2065 Fund	84-4180801	KlF0	12/31
State Street Target Retirement 2070 Fund	33-1340252	K1AY	12/31
State Street Target Retirement Fund	47-1089949	K1D0	12/31
State Street Hedged International Developed Equity Index Fund	47-3451787	K1D8	12/31
State Street Small/Mid Cap Equity Index Portfolio	47-4317378	K1B5	12/31
State Street Small/Mid Cap Equity Index Fund	47-4381614	K1E2	12/31
State Street Emerging Markets Equity Index Fund	47-4363541	KlE3	12/31
State Street International Value Spotlight Fund	81-3041499	K1E7	12/31
State Street Balanced Index Fund	93-2983891	K1ZB	12/31
State Street Master Funds
State Street International Developed Equity Index Portfolio	81-1763602	K1B7	12/31